Exhibit 99.2

BJ’s Wholesale Club, Inc.

Supplemental Information as of January 30, 2010

The following supplemental information is provided by the Company with respect to the results reported for the fourth quarter and full year ended January 30, 2010, as well as earnings guidance for the year ending January 29, 2011 (“fiscal 2010”).

Comparative Club Sales by Major Market

Comparative club sales by major market, including the impact from sales of gasoline were as follows:

	Thirteen Weeks Ended January 30, 2010			Fifty-Two Weeks Ended January 30, 2010
	Comparable Club Sales	Impact of Gasoline Sales	Merchandise Comparable Club Sales	Comparable Club Sales	Impact of Gasoline Sales	Merchandise Comparable Club Sales
New England	5.1%	2.2%	2.9%	(1.4)%	(5.6)%	4.2%
Upstate New York	5.3%	3.5%	1.8%	(6.4)%	(9.6)%	3.2%
Metro New York	3.5%	0.7%	2.8%	4.2%	(1.0)%	5.2%
Mid Atlantic	2.2%	2.3%	(0.1)%	(3.4)%	(5.6)%	2.2%
Southeast	6.3%	3.7%	2.6%	(5.7)%	(9.5)%	3.8%

Total	4.6%	2.3%	2.3%	(1.9)%	(5.9)%	4.0%

Selected Metrics

Excluding sales of gasoline, on a comparable club basis, customer count and average transaction amount increased (decreased) from the prior year by approximately:

	Customer Count	Average Transaction Amount
Thirteen Weeks Ended January 30, 2010	4%	(2)%
Fifty-Two Weeks Ended January 30, 2010	5%	(1)%

Fourth Quarter Individual Department Performance

Stronger performing departments compared to last year’s fourth quarter included breakfast foods, candy, cigarettes, computers, frozen, health & beauty aids, household chemicals, housewares, juices, paper products, produce, residential furniture, salty snacks and small appliances. Weaker performing departments compared to last year’s fourth quarter included automotive and tools, jewelry, pre-recorded video, sporting goods, televisions, toys and trash bags.

GAAP to Non-GAAP Reconciliation

The following is a reconciliation of net income and diluted earnings per share, as reported on a GAAP basis, to the non-GAAP normalized net income and diluted earnings per share referenced in our earnings call, for the thirteen weeks and fifty-two weeks ended January 30, 2010 and January 31, 2009:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(Dollars in Thousands)	January 30, 2010	January 31, 2009	January 30, 2010	January 31, 2009
GAAP net income	$55,065	$52,659	$132,136	$134,583
Charge for wage and hour litigation settlement	—	—	6,938	—
MasterCard® and Visa® class action settlement	(1,789)	—	(1,789)	—
Income related to reserve for credit card claims	(1,724)	—	(1,724)	—
Income related to tax audit settlements	—	(1,326)	—	(3,333)
Expense related to Greenville club closure	—	—	—	504

Net income excluding unusual items	$51,552	$51,333	$135,561	$131,754
Gasoline income above plan	—	—	—	(9,997)
Unplanned severance costs and sales tax audit adjustment	—	—	—	2,614
Higher than planned bonus accruals triggered by gasoline income	—	—	—	1,627

Total unusual items	—	—	—	(5,756)

Non-GAAP normalized net income	$51,552	$51,333	$135,561	$125,998

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 30, 2010	January 31, 2009	January 30, 2010	January 31, 2009
GAAP diluted earnings per common share	$1.01	$0.91	$2.42	$2.28
Charge for wage and hour litigation settlement	—	—	0.13	—
MasterCard® and Visa® class action settlement	(0.03)	—	(0.03)	—
Income related to reserve for credit card claims	(0.03)	—	(0.03)	—
Income related to tax audit settlements	—	(0.02)	—	(0.06)
Expense related to Greenville club closure	—	—	—	0.01

Diluted earnings per common share excluding unusual items	$0.95	$0.89	$2.48	$2.23
Gasoline income above plan	—	—	—	(0.17)
Unplanned severance costs and sales tax audit adjustment	—	—	—	0.04
Higher than planned bonus accruals triggered by gasoline income	—	—	—	0.03

Total unusual items	—	—	—	(0.10)

Non-GAAP normalized diluted earnings per common share	$0.95	$0.89	$2.48	$2.14

GAAP to Non-GAAP Earnings Guidance Reconciliation

The following is a reconciliation of net income and diluted earnings per share guidance, as reported on a GAAP basis, to the adjusted non-GAAP net income and diluted earnings per share guidance referenced in our earnings call, for the thirteen weeks ending May 1, 2010 and fifty-two weeks ending January 29, 2011, as well as actual results for last year’s comparable periods:

	Thirteen Weeks		Fifty-Two Weeks
(Dollars in Thousands)	Ending May 1, 2010	Ended May 2, 2009	Ending January 29, 2011	Ended January 30, 2010
GAAP net income	$21,300 - $23,700	$24,335	$133,100 - $138,100	$132,136
Charge for wage and hour litigation settlement	—	—	—	6,938
MasterCard® and Visa® class action settlement	—	—	—	(1,789)
Income related to reserve for credit card claims	—	—	—	(1,724)

Adjusted non-GAAP earnings	$21,300 - $23,700	$24,335	$133,100 - $138,100	$135,561

	Thirteen Weeks		Fifty-Two Weeks
	Ending May 1, 2010	Ended May 2, 2009	Ending January 29, 2011	Ended January 30, 2010
GAAP diluted earnings per common share	$0.40 -$0.45	$0.45	$2.54 - $2.64	$2.42
Charge for wage and hour litigation settlement	—	—	—	0.13
MasterCard® and Visa® class action settlement	—	—	—	(0.03)
Income related to reserve for credit card claims	—	—	—	(0.03)

Adjusted non-GAAP earnings per common share	$0.40 - $0.45	$0.45	$2.54 - $2.64	$2.48

Operating Income to Non-GAAP Normalized Operating Income plus Depreciation Expense plus Stock Incentive Expense Reconciliation

The following is a reconciliation of operating income, as reported on a GAAP basis, to non-GAAP normalized operating income plus depreciation plus stock incentive expense referenced in our earnings call, for the fifty-two weeks ended January 30, 2010 and January 31, 2009, as well as guidance on the same basis for the fifty-two weeks ending January 29, 2011:

	Fifty-Two Weeks
(Dollars in Thousands)	Ending January 29, 2011	Ended January 30, 2010	Ended January 31, 2009
GAAP operating income	$227,000 - $235,000	$223,787	$220,927
Charge for wage and hour litigation settlement	—	11,700	—
MasterCard® and Visa® class action settlement	—	(3,011)	—
Income related to reserve for credit card claims	—	(2,902)	—

Operating income excluding unusual items	$227,000 - $235,000	$229,574	$220,927
Gasoline income above plan	—	—	(16,858)
Unplanned severance costs and sales tax audit adjustment	—	—	4,408
Higher than planned bonus accruals triggered by gasoline income	—	—	2,744

Total unusual items	—	—	(9,706)

Non-GAAP normalized operating income	$227,000 - $235,000	$229,574	$211,221
Depreciation expense	$130,000 - $136,000	112,777	107,608
Stock incentive expense	$20,500 - $21,000	22,011	19,398

Non-GAAP normalized operating income plus depreciation expense plus stock incentive expense	$380,000 - $390,000	$364,362	$338,227

Earnings Guidance

The following chart presents the detailed elements of our sales and earnings guidance for Fiscal 2010:

	1st Quarter	Full Year
Net sales increase	12.6% to 14.6%	8.6% to 12.6%
Comparable club sales increase	6.5% to 8.5%	4.0% to 6.0%
Impact of gasoline sales on comparable club sales	3.0% to 4.0%	0.5% to 2.5%
Merchandise comparable club sales increase	3.0% to 5.0%	2.5% to 4.5%
Membership fee growth	4.5% to 5.5%	4.5% to 5.5%
Other revenues growth	11.0% to 13.0%	9.5% to 11.5%
Cost of sales as a percent of net sales increase	0.32% to 0.42%	0.00% to 0.20%
Merchandise margin rate increase (decrease)	(0.05)% to (0.15)%	0.15% to 0.25%
SG&A expense as a percent of net sales increase (decrease)	(0.12)% to (0.28)%	0.05% to (0.15)%
SG&A expense growth	10.0% to 12.0%	5.0% to 15.0%
Preopening expense (in millions)	$2.0 to $2.5	$7.0 to $9.0
Interest expense (in millions)	$0.3 to $0.9	$2.0 to $3.0
Income Tax Rate	40.6%	40.6%

Forward-Looking Statements

This exhibit contains forward-looking statements as defined by The Private Securities Litigation Reform Act of 1995, including earnings guidance. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include, without limitation, levels of gasoline profitability, levels of customer demand, economic and weather conditions, the rate of deflation, federal, state and local regulation in the Company’s markets, federal budgetary and tax policy, litigation, competitive conditions and other factors discussed in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended January 31, 2009. Any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.